UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: December 11, 2006
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement
Form of Performance Unit Agreement

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
James T. Hackett – Amended and Restated Employment Agreement
On December 11, 2006, the Board of Directors of Anadarko Petroleum Corporation (the “Company”), upon recommendation by the Board’s Compensation and Benefits Committee (the “Compensation Committee”), approved a new Employment Agreement between the Company and James T. Hackett, the Company’s Chairman, President and Chief Executive Officer. The agreement replaces Mr. Hackett’s previous Employment Agreement and Change of Control Contract.
Under the terms of the agreement, Mr. Hackett receives a minimum annual base salary of $1,400,000, and is eligible for an annual cash bonus at a target of 130%, not to exceed 260%, of annual base salary. The agreement also outlines certain payments and benefits to be paid to Mr. Hackett under various termination scenarios, including the following:
•	Without Cause Termination or Termination for Good Reason—Mr. Hackett would receive (1) a lump sum cash payment equal to (a) three times the sum of Mr. Hackett’s annual base salary and target incentive bonus for the year of termination plus (b) a prorated bonus based on the target incentive bonus for the year of termination; (2) full vesting of restricted stock and stock options, with a minimum of 12 months to exercise such options, and a payout of any unvested performance units at the target level; (3) additional service credit for determining the special pension benefit (described below) as if employment continued for the remaining term; and (4) a COBRA subsidy for up to 18 months.

•	Without Cause Termination or Termination for Good Reason Within Three Years After a Change of Control, or Termination in Anticipation of a Change of Control—In lieu of the payments and benefits described in the preceding paragraph, Mr. Hackett would receive (1) a lump sum cash payment equal to the sum of (a) a prorated bonus based on the target incentive bonus for the year of termination, (b) three times the sum of his annual base salary and target incentive bonus for the year in which termination occurs, (c) the value of Mr. Hackett’s Restoration Account under the Company’s Savings Restoration Plan, (d) the value of up to three years of matching contributions under the Employee Savings Plan and accruals under the Savings Restoration Plan, and (e) the present value of Mr. Hackett’s accrued retirement benefit under the Company’s Retirement Restoration Plan plus the present value of additional accruals under the Retirement Plan and Retirement Restoration Plan as if Mr. Hackett had continued employment for up to three additional years; (2) full vesting of restricted stock and stock options, with a minimum of 12 months to exercise such options, and a payout of any unvested performance units at the target level; (3) financial planning services for three years and outplacement services at a cost not to exceed $30,000; and (4) up to three years of continued participation in life, accident, disability, medical and health care plans (and Mr. Hackett receives three additional years service credit for purposes of determining eligibility for retiree benefits under such programs).

•	Termination for Death or Disability—Mr. Hackett would receive applicable benefits under the Company’s benefit plans plus, if termination occurs within three years after a Change of Control, a prorated bonus for the year of termination based on the target incentive bonus for such year.

•	Voluntary Termination (other than for Good Reason)—If termination occurs within three years after a Change of Control, Mr. Hackett would receive a prorated bonus for the year of termination based on the target incentive bonus for such year.
The Company will provide a gross-up payment to Mr. Hackett to the extent any of the above payments become subject to the federal excise tax relating to golden parachute payments. Pre-Change of Control severance benefits are conditioned upon Mr. Hackett’s and the Company’s execution of a mutual release.
Mr. Hackett is also subject to covenants regarding confidentiality, non-competition and non-solicitation. The non-competition obligation applies for one year following Mr. Hackett’s termination of employment with the Company if Mr. Hackett voluntarily terminates his employment with the Company (other than for Good Reason) on or before December 3, 2010. If Mr. Hackett remains employed by the Company until at least December 3, 2008, the agreement also provides Mr. Hackett with a special pension benefit, computed so that his total pension benefits from the Company will equal those to which he would have been entitled if his actual years of employment with the Company were doubled.
The above description is not a full summary of all of the terms and conditions of the agreement and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Form of Performance Unit Agreement
On December 11, 2006, the Compensation Committee adopted a form of performance unit agreement under the Company’s 1999 Stock Incentive Plan. All executive officers will be eligible to receive awards pursuant to the performance unit agreement.
Under the performance unit agreement, a participant may earn up to a certain number of “performance units.” Each performance unit represents the value of one share of the Company’s common stock. Payout of performance units is contingent upon the achievement of certain performance goals, based on total shareholder return relative to a predetermined peer group and reserve replacement efficiency, over a predetermined performance period, as described further in the agreement. Performance units earned for a given performance period will only be issued to a participant following the Compensation Committee’s review and certification of the actual performance results for the applicable performance period. The Compensation Committee may cause the Company to pay out an award in cash, shares of Company common stock, or a combination of both.
A participant will receive the “target” amount of performance units in the event of death, disability, change of control, or involuntary termination (as such terms are used in the agreement). If a participant retires before the end of a performance period, and the performance goals for such performance period are met, the participant will receive a pro rata portion of the performance units based on the number of months of employment completed during the performance period. If a participant terminates for any other reason, the award will be forfeited.
A copy of the form of performance unit agreement is attached as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement between James T. Hackett and the Company, dated December 11, 2006.

10.2	Form of Performance Unit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION

(Registrant)

December 15, 2006	By:	/s/ Charlene A. Ripley Charlene A. Ripley
Vice President, General Counsel, Corporate Secretary
and Chief Compliance Officer

EXHIBIT INDEX

10.1	Employment Agreement between James T. Hackett and the Company, dated December 11, 2006.

10.2	Form of Performance Unit Agreement.